Exhibit 10.14

Translation of Sales Contract

Supplier (hereinafter referred to “Party A”): Yunnan Shangri-La Tibetan Pharmaceutical Group Limited

Buyer (hereinafter referred to “Party B”): Kunming Shangri-La Medicine Co. Ltd.

The Contract Signing Time: December 22, 2008

Name	Specification	Quantity	Unit Price (RMB)	Total Value	Memo
25 Ingredients Mandrake Pill	0.5g/box	100boxes/16000units	1,013.84	16,221,440.00
28 Ingredients Pinang Pill	1g/box	100boxes/2900units	1,449.69	4,204,101.00
18 Ingredients Myrobalan Frusemide Pill	0.3g/box	100boxes/3100units	1,514.16	4,693,896.00
15 Ingredients Gentiana Pill	0.3g/box	100boxes/6650units	1,191.32	7,922,278.00
Pomegranate Nichirin Pill	0.65g/box	100boxes/3250units	1,250.79	4,065,067.50
Total: RMB 37,106,782.50

In accordance with related provisions of Contract Law of the People’s Republic of China, the Supplier and Buyer hereby, through friendly negotiation, have covenanted to execute this Contract as follows:

Article I Quality

1) Supplier shall provide the related copies of official approved product number;

2) Supplier shall provide the related quality standard, the outgoing inspection report;

3) The package of the product shall be marked clearly the product date, validity, and usage period;

4) The product shall be compliance with the related regulations of the laws or regulations and requirements of products;

5) The supplier’s provided products shall be generally no more than the 8-month validity period counting from the date of manufacturing;

6) In the event of any occurrence of the product quality, the supplier shall assume the liability thereof.

Article II Party A’s Rights and Obligations

1) Party A shall provide Party B with the products in conformance with the state quality standard. During the sales process, if any quality issue is inspected by the local Pharmaceuticals Supervision Administration, Party B shall dispatch related personnel to solve the issue actively and reduce the loss to the minimum degree. However, the fine shall be borne by Party A with the fine sheet issued by concerned authority.

2) Party A shall freely provide Party B with all the sales procedures and related propaganda samples by paying the postage if necessary and be responsible for all the post-service work.

3) During the contract period, Party A shall do its efforts to keep the price in a steady state and any adjustment of the price shall be made by mutual negotiation due to the market fluctuation.

4) After the contract takes effect, Party A shall not sell the products to any individual or agent without permission.

Article III Party B’s Rights and Obligations

1) Party B shall be obligated to keep custody of the products with due diligence and place the medicine into the inventory warehouse with GSP standard for preservation in the prevention of being molded, polluted and damped etc.

2) Party B shall carry out the propaganda activities in accordance with the regulations of the related laws and regulations within the scope of authorization. Provided, however, that Party B makes any breach act and causes any bad consequences, Party B shall assume all the liabilities herein.

3) Party B shall be forbidden to make any sales activity beyond the agreed products by using the documents provided by Party A; otherwise Party B shall assume all the liabilities thereof.

4) Party B is granted the agency priority with Party A’s other products within the agreed area.

5) Party B shall be forbidden to transfer the distribution right for whatever reasons within the agreed sales area.

Article IV Supplement and Modification

Any supplementary agreement can be reached by mutual negotiation for other issues where necessary in execution of the Sales Contract herein, and the supplementary agreement shall be same legal effect. Also, the related articles or clauses under the Sales Contract herein needed to be modified due to the changes of the expected conditions shall be conducted in written form by mutual parties upon negotiation.

Article V Delivery Method and Date

1) The method of Supplier’s delivery: Air Freight, Rail Transport, Land Transport (road)

2) Others:                                          ; ‚ pick-up of the products by Buyer

Article VI Settlement Method

1) Electronic Transfer by Bank 2) Bank Draft 3) Check 4) By cash 5) collection with acceptance

6) Others

Article VII Payment Method

1) Making payment of the previous batch

2) Making payment upon the products arrival

3) Monthly settlement

Article VIII Effectiveness of the Contract

The contract shall become effective from the date of signing and stamping by both parties hereto.

Supplier: Yunnan Shangri-La Tibetan Pharmaceutical Group Limited

Authorized Representative: Hong Yu (Signature)

Yunnan Shangri-La Tibetan Pharmaceutical Group Limited (Seal)

Buyer: Kunming Shangri-La Medicine Co. Ltd.

Authorized Representative: Yingyun Zhang (Signature)

Kunming Shangri-La Medicine Co. Ltd. (Seal)